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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 9, 1998







                            OXFORD HEALTH PLANS, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                    0-19442                 06-1118515
(State or other jurisdiction         (Commission              (IRS Employer
       of incorporation)             File Number)           Identification No.)


    800 Connecticut Avenue, Norwalk, Connecticut                  06854
       (Address of principal executive offices)                 (Zip Code)


                                 (203) 852-1442
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.

         The Registrant has added to its senior management team with the addition of Yon Yoon Jorden as executive vice president and chief financial officer, effective June 22, 1998. Ms. Jorden will report directly to Chief Executive Officer Dr. Norman C. Payson and will have responsibilities for all aspects of the Registrant's financial operations including investor relations; actuarial and underwriting; treasury; financial planning; tax; accounting; and risk management.

         Jorden joins the Registrant from Aera Energy LLC, a joint venture of Shell Oil Company and Mobil Corporation based in Bakersfield, CA where she served as senior vice president and chief financial officer. Prior to that, she spent more than six years at WellPoint Health Networks Inc. and Blue Cross of California, where, as senior vice president and chief financial officer, she played a major role in Blue Cross' move to for-profit status and in the subsequent initial public offering of WellPoint Health Networks Inc., which spun off from Blue Cross of California raising $520 million in equity capital as the industry's largest IPO. Jorden also orchestrated the $3 billion recapitalization of Blue Cross/WellPoint on a tax-free basis and managed multiple M&A projects and related debt and equity activities. Before her tenure at WellPoint, Jorden was vice president and controller of FHP International Corporation, a health maintenance organization based in Fountain Valley, California.

                                   * * * * * *

         The Registrant's Press Release dated June 9, 1998 is attached as an Exhibit hereto and incorporated herein by reference.

ITEM 7.  Financial Statements and Exhibits

         (C)   Exhibits

         99(a)    Press Release dated June 9, 1998

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                OXFORD HEALTH PLANS, INC.


Date: June 10, 1998                             By:   /s/  BRENDAN SHANAHAN
                                                     ------------------------
                                                          Brendan Shanahan
                                                   Vice President and Controller


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